UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2013 (April 3, 2013)

Corrections Corporation of America

(Exact name of registrant as specified in its charter)

Maryland	001-16109	62-1763875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Burton Hills Boulevard, Nashville, Tennessee 37215

(Address of principal executive offices) (Zip Code)

(615) 263-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Entry into Supplemental Indenture with respect to 7 3/4% Notes

On April 3, 2013, Corrections Corporation of America, a Maryland corporation (the “Company”), entered into a Supplemental Indenture (the “Supplemental Indenture”) among the Company, the subsidiary guarantors named therein (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”). The Supplemental Indenture effects the proposed amendments to the indenture governing the 7 3/4% Senior Notes due 2017 (the “2017 Notes”), as described in the Offer to Purchase and Consent Solicitation Statement, dated as of March 21, 2013. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Supplemental Indenture, a copy of which is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

Entry into Indentures with respect to 4.125% Notes and 4.625% Notes

On April 4, 2013, the Company completed its issuance and sale of $325.0 million aggregate principal amount of its 4.125% senior notes due 2020 (the “2020 Notes”) and $350.0 million aggregate principal amount of its 4.625% senior notes due 2023 (the “2023 Notes” and, together with the 2020 Notes, the “New Notes”) to Merrill Lynch, Pierce, Fenner & Smith Incorporated and certain other initial purchasers (collectively, the “Initial Purchasers”) in a private placement in reliance on Section 4 of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 144A and/or Regulation S promulgated thereunder. The New Notes are expected to be resold by the Initial Purchasers to qualified institutional buyers pursuant to Rule 144A and/or Regulation S under the Securities Act. The aggregate net proceeds received by the Company from the sale of the New Notes, after deducting discounts to the initial purchasers and estimated expenses, was approximately $662.5 million. The Company intends to use the aggregate net proceeds from the offering to purchase, redeem or otherwise acquire all of the 2017 Notes, either pursuant to its concurrent tender offer for such notes or otherwise, to fund the payment in cash of up to 20% of its required distribution of C-corporation accumulated earnings and profits in connection with its conversion to a real estate investment trust (“REIT”), to pay other REIT conversion costs and for general corporate purposes.

The 2020 Notes were issued pursuant to an indenture, dated as of April 4, 2013 (the “2020 Indenture”), among the Company, the Guarantors and the Trustee. The 2023 Notes were issued pursuant to an indenture, dated as of April 4, 2013 (the “2023 Indenture” and, together with the 2020 Indenture, the “Indentures”), among the Company, the Guarantors and the Trustee.

The New Notes are general senior unsecured obligations of the Company, rank equally in right of payment with the Company’s existing and future senior indebtedness and rank senior in right of payment to all of the Company’s future indebtedness that is expressly subordinated in right of payment to the New Notes. The New Notes are effectively subordinated to the Company’s existing and future secured indebtedness, including amounts outstanding under the Company’s revolving credit facility, to the extent of the value of the collateral securing such indebtedness. The New Notes are guaranteed on a senior unsecured basis by the Guarantors.

Interest on the 2020 Notes accrues at the rate of 4.125% per annum and is payable semi-annually in cash in arrears on April 1 and October 1 of each year, commencing October 1, 2013. Interest on the 2023 Notes accrues at the rate of 4.625% per annum and is payable semi-annually in cash in arrears on May 1 and November 1 of each year, commencing November 1, 2013.

At any time prior to January 1, 2020, the Company may redeem all or part of the 2020 Notes at a “make whole” redemption price, plus accrued and unpaid interest, if any, to the date of redemption. At any time thereafter, the Company may redeem all or part of the 2020 Notes at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date. At any time prior to February 1, 2023, the Company may redeem all or part of the 2023 Notes at a “make whole” redemption price, plus accrued and unpaid interest, if any, to the date of redemption. At any time thereafter, the Company may redeem all or part of the 2023 Notes at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date.

The Company is not required to make mandatory redemption or sinking fund payments with respect to the New Notes. Upon the occurrence of a change of control (as defined in the Indentures), each holder of the New Notes may require the Company to repurchase all or a portion of the New Notes in cash at a price equal to 101% of the principal amount of the New Notes to be repurchased, plus accrued and unpaid interest, if any, thereon to the date of purchase.

The Indentures, among other things, limit the Company’s ability and the ability of its restricted subsidiaries’ to incur liens and consolidate, merge or transfer all or substantially all of the Company’s assets. These covenants are subject to a number of exceptions. The Indentures provide for customary events of default (subject in certain cases to customary grace and cure periods) which include: nonpayment, breach of covenants in the Indentures, payment defaults or acceleration of other indebtedness, a failure to pay certain judgments and certain events of bankruptcy and insolvency. Generally, if an event of default occurs, the trustee or holders of at least 25% in principal amount of the then outstanding New Notes issued under the applicable Indenture may declare all outstanding New Notes issued under such Indenture to be due and payable immediately.

The offering and sale of the New Notes were not registered under the Securities Act and the New Notes may not be reoffered or resold in the United States absent registration or an applicable exemption from registration requirements.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Indentures, copies of which are filed herewith as Exhibit 4.2 and Exhibit 4.3 and are incorporated herein by reference.

Entry into Registration Rights Agreements

On April 4, 2013, the Company and the Guarantors also entered into registration rights agreements (the “Registration Rights Agreements”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, for itself and as representative of the several Initial Purchasers. Under the Registration Rights Agreements, the Company and the Guarantors are required to use commercially reasonable efforts to file registration statements with the Securities and Exchange Commission with respect to offers to exchange the 2020 Notes and the 2023 Notes for notes with substantially identical terms (except for provisions relating to transfer restrictions and payment of additional interest) that are registered under the Securities Act. The Company and the Guarantors will use commercially reasonable efforts to cause the exchange offer registration statements to become effective under the Securities Act. In addition, the Company and the Guarantors will use commercially reasonable efforts to cause the exchange offers to be consummated not later than 270 days after the issuance of the New Notes. Under some circumstances, in lieu of, or in addition to, registered exchange offers, the Company and the Guarantors have agreed to file shelf registration statements with respect to the 2020 Notes and the 2023 Notes. The Company and the Guarantors are required to pay additional interest if they fail to comply with their obligations to register the 2020 Notes and the 2023 Notes within the specified time periods.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreements, copies of which are filed herewith as Exhibit 4.6 and Exhibit 4.7 and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent applicable, the information under Item 1.01 is incorporated herein by reference.

Item 8.01.	Other Events.

On April 4, 2013, the Company announced the completion of the offering of the New Notes. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On April 4, 2013, the Company announced that it had accepted for purchase $315.4 million aggregate principal amount, or 67.8%, of the 2017 Notes, which were validly tendered by the April 3, 2013 consent date pursuant to the Company’s previously announced cash tender offer for any and all of its outstanding 2017 Notes (the “Offer”). The Offer is scheduled to expire at 11:59 p.m., New York City time, on April 17, 2013, unless extended or earlier terminated (the “Expiration Time”). The Company also announced that it is redeeming all of its 2017 Notes that remain outstanding after the Expiration Time on June 1, 2013 at a price of 103.875% of par plus accrued interest. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibits are filed as part of this Current Report:

Exhibit 4.1 –	Supplemental Indenture, dated as of April 3, 2013, among Corrections Corporation of America, the subsidiary guarantors named therein, and U.S. Bank National Association, as trustee.

Exhibit 4.2 –	Indenture (2020 Notes), dated as of April 4, 2013, among Corrections Corporation of America, the subsidiary guarantors named therein, and U.S. Bank National Association, as trustee.

Exhibit 4.3 –	Indenture (2023 Notes), dated as of April 4, 2013, among Corrections Corporation of America, the subsidiary guarantors named therein, and U.S. Bank National Association, as trustee.

Exhibit 4.4 –	Form of 4.125% Senior Note due 2020 (incorporated by reference to Exhibit A to Exhibit 4.2 hereof).

Exhibit 4.5 –	Form of 4.625% Senior Note due 2023 (incorporated by reference to Exhibit A to Exhibit 4.3 hereof).

Exhibit 4.6 –	Registration Rights Agreement (2020 Notes), dated as of April 4, 2013, among Corrections Corporation of America, the subsidiary guarantors party thereto, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, for itself and as representative of the Initial Purchasers.

Exhibit 4.7 –	Registration Rights Agreement (2023 Notes), dated as of April 4, 2013, among Corrections Corporation of America, the subsidiary guarantors party thereto, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, for itself and as representative of the Initial Purchasers.

Exhibit 99.1 –	Press Release dated April 4, 2013, Announcing Closing of Offering of Senior Notes.

Exhibit 99.2 –	Press Release dated April 4, 2013, Announcing Early Tender Results and Related Consent Solicitation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 8, 2013	CORRECTIONS CORPORATION OF AMERICA

	By:	/s/ Todd J Mullenger
Name: Todd J Mullenger
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

Exhibit 4.1	Supplemental Indenture, dated as of April 3, 2013, among Corrections Corporation of America, the subsidiary guarantors named therein, and U.S. Bank National Association, as trustee.

Exhibit 4.2	Indenture (2020 Notes), dated as of April 4, 2013, among Corrections Corporation of America, the subsidiary guarantors named therein, and U.S. Bank National Association, as trustee.

Exhibit 4.3	Indenture (2023 Notes), dated as of April 4, 2013, among Corrections Corporation of America, the subsidiary guarantors named therein, and U.S. Bank National Association, as trustee.

Exhibit 4.4	Form of 4.125% Senior Note due 2020 (incorporated by reference to Exhibit A to Exhibit 4.2 hereof).

Exhibit 4.5	Form of 4.625% Senior Note due 2023 (incorporated by reference to Exhibit A to Exhibit 4.3 hereof).

Exhibit 4.6	Registration Rights Agreement (2020 Notes), dated as of April 4, 2013, among Corrections Corporation of America, the subsidiary guarantors party thereto, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, for itself and as representative of the Initial Purchasers.

Exhibit 4.7	Registration Rights Agreement (2023 Notes), dated as of April 4, 2013, among Corrections Corporation of America, the subsidiary guarantors party thereto, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, for itself and as representative of the Initial Purchasers.

Exhibit 99.1	Press Release dated April 4, 2013, Announcing Closing of Offering of Senior Notes.

Exhibit 99.2	Press Release dated April 4, 2013, Announcing Early Tender Results and Related Consent Solicitation.